UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 15, 2003






                         WORLD TRANSPORT AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)



            Alberta, BC                            93-1202663
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                                140 West Park Avenue
                           El Cajon, California 92020
                    (Address of Principal Executive Offices)




                       (619) 593-2440 Fax: (619) 593-2444
          (Registrant's telephone and fax number, including area code)




















Item 5.  Other Events.

     World Transport Authority, Inc. has appointed additional directors to serve on the Board of Directors for the Company, as follows:

     Roger S. Brown was approved to serve on the Board of Directors on May 27, 2003 and accepted that position on June 2, 2003. Mr. Brown was elected Chairman of the Board effective July 22, 2003, and resigned as Chairman for health reasons on August 20, 2003. Mr. Brown additionally was appointed to act as Vice President of Investor Relations, but resigned from that position as of September 6, 2003, for health reasons. Mr. Brown remains on the Board as Director. Mr. Brown worked for many years as an Environmental Health Specialist for the San Diego Health Department, and concurrently had a career as a teacher in the Grossmont Union High School District. Mr. Brown also held a General Construction License in the State of California and was actively involved in home construction.

     Mr. William C. Kennedy was approved to serve on the Board of Directors on June 23, 2003, and accepted that position on June 24, 2003. Mr. Kennedy additionally was appointed to act as the interim Chief Executive Officer for the Company on July 22, 2003, and was elected Chairman of the Board effective August 22, following the resignation of Mr. Brown. Mr. Kennedy has had a diverse career as a 36 year veteran teacher, junior high school coach for football, wrestling, basketball, softball and track, and experienced in business development and consultant. Mr. Kennedy has owned and operated several companies, including Ben's Broasted Chicken, Olson Peek Technologies (wind damper/telecommunications), and Kennedy Coffee Roasting Company. He served as Chairman of the Board for Kennedy Coffee Roasting Company in 2002, developing coffee products for wholesale/retail.

     Mr. George Bates was approved to serve on the Board of Directors on June 23, 2003, and accepted that position on June 24, 2003. Mr. Bates additionally was appointed to act as Treasurer for the Company. Mr. Bates served in the United States Navy/Marine Corps as a Naval Representative and Liaison Officer. His service included five years of active duty, and 17 years in the Naval Reserves, from which he is now retired. Since 1988, Mr. Bates has worked for the State of California Employment Development Department and Consultant for DFEH. He appears in court settings with Insurance Company Attorney(s) and representatives to negotiate, recommend or litigate Workers Compensation Liens. In 1994, Mr. Bates was Leader of the Appeals Task force for Legislative Change.

     Ms. Kristen Bergman was approved to serve on the Board of Directors on July 2, 2003. Ms. Bergman was elected Secretary to the Board on July 22, but resigned from her position as Director and Secretary of the Board on August 19, 2003, for lack of time. Ms. Bergman has 15 plus years of experience in management, communications strategy and business development. Her experience includes founding an advertising, marketing and public relations consultancy firm assisting small and start-up businesses with marketing communications and other new business requirements.

     Mr. Todd Fowler was approved to serve on the Board of Directors on July 7, 2003, and accepted that position on July 8, 2003. Mr. Fowler additionally was appointed to act as Secretary for the Company. Mr. Fowler is a pilot in the U.S. Marine Corps.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 World Transport Authority, Inc.


Date: September 15, 2003                 By: /s/ Lyle Wardrop
                                     -----------------------------------------
                                         Lyle Wardrop
                                         President